Exhibit 21.1

List of Subsidiaries and Affiliated Entities

(As of August 7, 2026)

Subsidiaries and Affiliated Entities (1)	Percentage Attributable to Our Company	Place of Incorporation
Oriental Grove Ltd. (2)	100%	BVI
Carve Group Ltd. (2)	100%	BVI
Guardian Blue Limited (2)	100%	BVI
Yunshang Management Company Limited. (3)	100%	HK
Real Prospect Limited (3)	100%	HK
Times Good Limited (4)	100%	HK
Shenzhen Hillstar Management Consulting Co., Ltd. (5)	100%	PRC
Puyi Dake Information Technology Co., Ltd. (6)	100%	PRC
Zhongshen Resources Development (Liaoning) Co., Ltd.(6)	100%	PRC
Glyken Bird Nest Technology (Shenzhen) Co., Ltd.(6)	100%	PRC
Puyidake Information Technology Co., Ltd. Guangdong Branch (7)	100%	PRC
Guangxi Free Trade Zone Yanwo Bio-technology Co., Ltd. (8)	90%	PRC
Yanwa Brand Operation (Shenzhen) Co., Ltd. (9)	100%	PRC
Yanwo Health Food Technology (Shenzhen) Co., Ltd. (9)	100%	PRC
Yan Ben Se Food Technologies (Shenzhen) Co., Ltd. (10)	40%	PRC
QizeXing Biotechnology (Shenzhen) Co., Ltd. (11)	51%	PRC
Changsha Juqun Health Technology Co., Ltd (11)	51%	PRC
Shenzhen Shuangxinkanghe Biotechnology Co., Ltd. (11)	51%	PRC
Shenzhen Pioneer Silver Age Health Technology Co., Ltd (12)	51%	PRC
Shenzhen Guibao Intelligent Management Co., Ltd.(13)	100%	PRC
Qingdao Maisi Intelligent Technology Co., Ltd. (14)	100%	PRC
Shenzhen Huazhixing Management Consulting Co. Ltd. (15)	100%	PRC

Consolidated variable interest entity and its subsidiaries (1) (16)	Percentage Attributable to Huazhi Future	Place of Incorporation
Huazhi Future (Chongqing) Technology Co. Ltd. (“Huazhi Future”)		PRC
Huarong Future (Sichuan) Technology Co. Ltd. (17)	100%	PRC
Huayuan Future (Shanxi) Technology Co. Ltd. (17)	100%	PRC
Chongqing Fangzhen Technology Co. Ltd. (17)	100%	PRC
Huasheng Yuan (Shenzhen) Technology Co. Ltd. (17)	100%	PRC
Zhiqi Xingchen (Chongqing) Technology Co. Ltd. (18)	51%	PRC

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in these companies are held directly by Maase Inc.

(3)	100% of the equity interests in these companies are held directly by Carve Group Ltd.

(4)	100% of the equity interests in this company are held directly by Guardian Blue Limited.

(5)	100% of the equity interests in this company are held directly by Yunshang Management Company Limited.

(6)	100% of the equity interests in these companies are held directly by Shenzhen Hillstar Management Consulting Co., Ltd.

(7)	100% of the equity interests in the company are held directly by Puyidake Information Technology Co., Ltd..

(8)	90% of the equity interests in this company are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.

(9)	100% of the equity interests in these companies are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.

(10)	40% of the equity interests in this company are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.

(11)	51% of the equity interests in these companies are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.

(12)	51% of the equity interests in this company are held directly by Yanwa Brand Operation (Shenzhen) Co., Ltd.

(13)	100% of the equity interests in this company are held directly by Real Prospect Limited.

(14)	100% of the equity interests in this company are held directly by Shenzhen Guibao Intelligent Management Co., Ltd.

(15)	100% of the equity interests in this company are held directly by Times Good Limited.

(16)	We rely on the certain contractual arrangements with Huazhi Future and its shareholders for purposes of consolidating Huazhi Group as a VIE under U.S. GAAP. We do not hold direct equity ownership on Huazhi Future and its subsidiaries.

(17)	100% of the equity interests in this company are held directly by Huazhi Future.

(18)	100% of the equity interests in this company are held directly by Chongqing Fangzhen Technology Co. Ltd.